EXHIBIT 99.5
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                           Little Falls Bancorp, Inc.
                                   Merger with
                             Skylands Community Bank
                   Making the Transition to a Commercial Bank
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These investor  materials contain  forward-looking  statements that involve risk and uncertainty. It should be noted that a variety of factors would cause the combined company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the combined company's forward-looking statements.


The risks and uncertainties that may affect the operations, performance, development, growth projections and results of the combined company's business include, but are not limited to, the growth of the economy, interest rate movements, timely development by the combined company of technology enhancements for its products and operating systems, the impact of competitive products, services and pricing, customer based requirement, Congressional legislation, acquisition cost savings and revenue enhancements and similar matters. Readers of this report are cautioned not to place undue reliance on forward-looking statements which are subject to influence by the named risk factors and unanticipated future events. Actual results, accordingly, may differ materially from management expectations.

                                 August 15, 1998


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Deal Structure

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o    The  entity  will  incorporate  a  state  chartered  bank  holding  company
     ("Acquisition Company").

o Little Falls Bancorp, Inc. will be merged into Acquisition Company. Little Falls Bank will be merged into Skylands Community Bank, which will retain its name. Skylands is a New Jersey-chartered commercial bank.

o    Acquisition Company would be renamed Little Falls Bancorp, Inc.

o Fixed exchanged ratio, each share of Skylands will become 0.80 shares of the resultant entity, while each share of Little Falls Bancorp will become
     1.00 share of the resultant entity.

o The transaction will be accounted for using pooling of interests accounting methodology. No goodwill will be created.



                                                                               2

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Deal Structure

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-------------------                                -----------------------------
|  Little Falls   |                                |   Acquisition Company     |
|  Bancorp, Inc.  |--------------------------------|      to be re-named       |
|                 |    (Arrow pointed right)       | Little Falls Bancorp, Inc.|
-------------------                                -----------------------------
        |                                                         |
        | (Arrow pointed up)                   (Arrow pointed up) |
        |                                                         |
--------------------                               -----------------------------
|                  |                               |                           |
|Little Falls Bank |-------------------------------|    Skylands Community     |
|                  |   (Arrow pointed right)       |           Bank            |
--------------------                               -----------------------------


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Deal Structure (Continued)

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o    Michael  Halpin will become  President and CEO of both  Skylands  Community
     Bank and Little Falls Bancorp, Inc. He is an experienced commercial banker, having significantly enchnced shareholder value at Skylands Community Bank and Lakeland First Financial Group while being President.

o Leonard Romaine will become Executive Vice President and COO of both Skylands Community Bank and Little Falls Bancorp, Inc.

o Little Falls' Chairman, Albert Weite, will become Chairman of the new holding company.




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Rationale Behind the Merger

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The Board of Little Falls has set a number of goals for the  institution.  These goals include:


         1        Transformation into a community bank
         2        Earnings enhancement and accretion
         3        Enhancement of the branch franchise
         4        Commercial banking management expertise
         5        Creation of economies of scale
         6        Achievement of critical mass
         7        Improvement of the liquidity and trading of the stock


Management believes the merger with Skylands Community Bank accomplishes all of these goals. Furthermore, management feels it is also a relatively quick and inexpensive way to accomplish these goals.


                                                                               5

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1        Transformation into a Community Bank

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o    Skylands will substantially  shift Little Falls' focus to community banking from its traditional thrift focus.

o Little Falls has strived toward this goal since the purchase of the Hunterdon County Branches from Corestates.

o Skylands' staff will provide the commercial banking expertise necessary to accomplish this goal.

o    Skylands should provide a low cost of funds.

o The loan mix will be diversified with the addition of Skylands' loan portfolio.



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2        Earnings enchancement and accretion

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Based on LTM ended June 30, 1998
Unaudited Statements of Operations
($ in millions)

                                                                   Estimated
                                                                   Pro Forma


         LFBI Net Income                                           $1.9
         SKCB Net Income                                            1.7
           Total Estimated Net Income                               3.5
         After Tax Cost Savings ($1.2 Pre-Tax)                      0.8
         Revenue Enhancements                                       0.0
                                                                   ----
           Pro Forma Net Income                                     4.3

         LFBI Estimated FD Shares (1)                               2.3
         SKCB Estimated FD Shares (1)                               2.5
                                                                   ----
                     (Exchange Ratio = 0.80)
         Pro forma Estimated FD Share                               4.3

         LFBI Stand Alone EPS                                      $0.77
         LFBI Pro Forma EPS                                        $1.01

         Accretion
                                                                   31.17%

(1) Weighted average diluted shares outstanding for the quarter ended June 30, 1998.

Note:Nonrecurring restructuring charges are not reflected. These charges are expected to equal approximately $5.2 million pre-tax.

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3        Enhancement of the Branch Franchise

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o    Skylands will bridge the gap between  Little  Falls'  Passaic and Hunterdon branches.

o    Skylands' branches are in growth markets.

Population
----------

                                                                              Hackettstown/
                            Jefferson     Netcong     Roxbury     Byram       Independence       Oxford                 NJ
                            ---------     -------     -------     -----       -------------      ------                 --

1990 Census                  17,825        3,311      20,273      8,153          11,889           1,800                7.7M

1997 Est.                    18,667        3,368      22,364      8,891          13,013           2,017                7.9M

2002 Proj.                   19,352        3,442      23,715      9,365          13,771           2,153                8.1M

Growth 90-02                   8.57%        3.96%      16.98%     14.86%          15.83%          19.58%               5.32%



Source:  Claritas - 1997 Release

o The majority of Skylands' branches are recent de-novos and/or recent acquisitions, which have yet to reach their potential. Four of Skylands' six branches opened after June 30, 1995.

Branch Deposits ($ in thousands)
--------------------------------


                      Jefferson       Netcong        Roxbury        Byram       Independence        Oxford
                      ---------       -------        -------        -----       ------------        ------

June 30, 1996            NA           25,230         10,465           NA           55,916            5,543

June 30, 1997            NA           30,005         16,215           NA           60,235            9,918

Growth 96-97             NA           18.93%         54.95%           NA             7.72%           78.93%

Source:  Sheshunoff - 1997 Release



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3        Enhancement of the Branch Franchise (Continued)

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                                  [Map Omitted]






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4        Commercial Banking Management Expertise

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Michael  Halpin,  the new CEO, is an  experienced  commercial  banker.  Prior to joining Skylands Community Bank, Michael Halpin was the President and CEO of Lakeland Financial Group. While at each institution, Michael has substantially enhanced shareholder value. In short, Michael Halpin is a proven commodity.


While at Skylands Michael Halpin has:
          o Increased earnings per share from $0.15 for year ended 1995 to $0.61 for year ended 1997. EPS was $0.74 for the six months ended June 30, 1998, annualized.
          o Grown the balance sheet from $94 million at June 30, 1995 to $162 at June 30, 1998.
          o    Increased net loans from $33 million to $101 million.


Between 1990 and June 1995, Michael Halpin was the President and CEO of Lakeland Financial Group. During his tenure, Michael:
          o Effectively doubled the size of the bank from $313 million in 1990 to $675 at December 31, 1994.
          o Increased earnings from $1.4 million in 1990 to $8.5 million as of June 1994, and was on target to achieve $10 million for 1995.
          o Introduced commercial services and grew outstanding loans from a few million to $80 million in four years.
          o Decreased non-performing loans and REO from 5.7% of assets to under 1.0%.
          o Even more noteworthy, during his tenure the stock price increased from $4.39 per share during September 1990 to a buyout price of $32.75, representing a 750% return to investors.

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5        Creation of Economies of Scale

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         The resulting entity expects to achieve  approximately  $1.2 million in annual expense savings. These savings will occur in the following areas:


                  - Accounting

                  - Legal

                  - Examination fees

                  - Systems

                  - Professional fees

                  - ESOP/MRP expense

                  - Provision for loan losses


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6        Achievement of Critical Mass

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Based on June 30, 1998
Unaudited Statements of Condition
($ in millions)


                                                                   Estimated
                                          LFBI            SKCB     Pro Forma
                                          ----            ----     ---------

Assets                                     $351           $162       $513
Loans, net                                  153            101        254
Investments                                 178             49        227
Deposits                                    229            145        374
Borrowings                                   84              4         88
Tangible Capital                             34             11         45
Approximate
  Market Capitalization                      49             35         84

Loans/Assets                              43.87%         63.58%     50.10%

Borrowings/Assets                         23.88%          2.28%     17.06%

Tangible Capital/Assets                    9.71%          6.83%      8.78%

ALLL/Loans                                 0.82%          1.51%      1.10%



                                                                              12

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7        Improvement of the Liquidity and Trading of the Stock

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o    The resultant entity will have  significantly  higher  outstanding  shares, providing buyers and sellers with a more liquid stock. Liquid stocks tend to trade at better multiples.

o As the resultant entity continues its balance sheet shift toward commercial lines of business, and begins to provide returns like a community bank, although there can be no assurances it should trade at community bank multiples.


                                              Median                Median
                                             Price to              Price to
                                             LTM EPS*             Book Value*

Banks less than $1B in Assets                 18.82 X               204.80%

Thrifts less than $1B in Assets               18.04 X               128.27%


*Source:  SNL Securities as of 8/12/98



                                                                              13

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FUTURE DIRECTION

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o    Improve EPS and enhance shareholder value.

o    Merge operations seamlessly and quickly.

o    Implement expense reductions

o    Change deposit mix to place a heavier emphasis on commercial deposits.

o    Focus on selected commercial segments.

o    Hire commercial lenders.

o    Complete franchise with new branches where necessary.


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